Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett/Jen Belodeau	Teresa Stubbs
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	812-206-4332
jnesbett@institutionalms.com	tstubbs@medavanthealth.com
MEDAVANT ANNOUNCES AGREEMENT TO SELL LAB SERVICES BUSINESS TO ETSEC
ATLANTA, MAY 23, 2008 (PRIME NEWSWIRE) — MedAvant Healthcare Solutions (MedAvant) (Nasdaq:PILL), a leader in healthcare technology and transaction services, today announced it has entered into a definitive agreement to sell MedAvant’s Lab Services Business to ETSec. The transaction is anticipated to close by the end of June, 2008.
The divestiture allows MedAvant to focus exclusively on its EDI (Electronic Data Interchange) business and its commitment to connecting payers and providers in a real-time environment for the purpose of transparently messaging administrative, financial and clinical information.
The transaction includes all products and services of the Lab Services Business, including the ongoing support of more than 50,000 deployed remote printers and devices. The sale also includes Pilot, MedAvant’s proprietary patented technology that enables the remote delivery of lab results to providers, and Fleet Management System, which provides real-time status information and unparalleled remote printer management and support.
Cain Brothers & Company, LLC acted as exclusive financial advisor to MedAvant. Foley & Lardner LLP is acting as legal counsel to MedAvant in this transaction.
About MedAvant Healthcare Solutions
MedAvant is a national connectivity network that connects payers with providers in a real-time environment for the purpose of transparently messaging administrative, financial and clinical information in order to lower total administrative costs, improve payer, provider and member relationships, and to ultimately improve clinical outcomes. For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
The MedAvant Healthcare Solutions logo is available at http://www.primenewswire.com/ newsroom/prs/?pkgid=3540

About ETSec
ETSec is an enterprise security company that is 100% focused on providing clients with the proven strategies, solutions, and services they need to protect vital technical assets against potential security threats. Our expertise in providing a wide range of clients with security solutions and services has given us an appreciation for the economic constraints and real security threats that today’s companies face. To help clients cope with these challenges, we take a holistic—yet practical—approach to enterprise security, helping clients stay ahead of near-term threats, while driving toward a longer-term plan to minimize risk.
For more information, visit http://www.etsec.com.
Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as:
* The soundness of our business strategies relative to the perceived market opportunities;
* Our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers and medical laboratories;
* Our ability to satisfy the listing requirements of the Nasdaq Global Market or Nasdaq Capital Market;
* Our ability to compete effectively on price and support services;
* Our ability and that of our business associates to perform satisfactorily under the terms of our contractual obligations, and to comply with various government rules regarding healthcare and patient privacy;
* Entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause our revenues and income to fall short of anticipated levels;
* The availability of competitive products or services;
* The continued ability to protect our intellectual property rights;
* Implementation of operating cost structures that align with revenue growth;
* Uninsured losses;
* Adverse results in legal disputes;
* Unanticipated tax liabilities; and

* The effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems.
Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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